Exhibit 99.1
               Statement Under Oath of Principal Executive Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Richard S. Fuld, Jr., Chairman and Chief Executive Officer of Lehman Brothers Holdings Inc., state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Lehman Brothers Holdings Inc., and, except as corrected or supplemented in a subsequent covered report:

    o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

    o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Company's audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

    o  2001 Annual Report on Form 10-K of Lehman Brothers Holdings Inc.;

    o all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Lehman Brothers Holdings Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

    o  any amendments to any of the foregoing.


/s/ Richard S. Fuld, Jr.
Richard S. Fuld, Jr.                        Subscribed and sworn to before me
Chairman and Chief Executive Officer        this 14th day of August, 2002.
August 14, 2002
                                            /s/ Abby A. Gundersen
                                            Notary Public
                                            My Commission Expires:

                                            ABBY A. GUNDERSEN
                                            Notary Public, State of New York
                                            No. 43-4852870
                                            Qualified in Richmond County
                                            Certificate Filed in New York County
                                            Commission Expires February 10, 2006